FORM 8-K
                          --------
                       CURRENT REPORT
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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported) November 11,1996

                    SEL-DRUM INTERNATIONAL, INC
                    ---------------------------
     (Exact name of registrant as specified in its charter)

          COLORADO                             84-1236134
          --------                             ----------
(State or other jurisdiction          (Commission -(IRS Employer
      Of incorporation)              File No.)Identification No.)

          601 AMHERST STREET, BUFFALO, N.Y.         14207-2925
          ---------------------------------         ----------
     (Address of principal executive offices)       (Zip code)

Registrant's telephone number, including area code 800-263-6394
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_________________________________________________________________
  (Former name or former address, if changed since last report)



ITEM 5          OTHER EVENTS
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On November 11, 1996, Sel-Drum International, Inc.(The
"Registrant") along with Brian Turnbull and Robert Asseltine (with their affiliates and associated shareholders specified in the Letter, the "Principal Shareholders") signed an acquisition letter of intent (the "Letter") from JRCS Corp., a non-public entity (the proposed "Buyer"). The provisions of the Letter are attached as an exhibit to this Form 8-K. Under the terms of the Letter, if the acquisition is consummated the Buyer would acquire 100% of the outstanding preferred shares of Sel-Drum Imaging Corp. (a wholly-owned subsidiary of the Registrant) and 90.1% of the outstanding common shares of the Registrant. The preferred and common shares would be acquired from the Principal Shareholders.

The Letter sets a closing date for the proposed transaction of no later than March 7, 1997. However, there is no assurance that the transaction will occur. Further, if the transaction does occur, there is no assurance that offers would be made by the proposed Buyer for any of the outstanding common shares of the Registrant other than those common shares which would be acquired from the Principal Shareholders. The Letter has certain binding provisions pertaining to negotiation exclusivity, conduct of business in the ordinary course, escrow of shares of Principal Shareholders and due diligence (see Section 11 of the Letter).

Should the transaction occur under the terms set forth in the Letter, JRCS Corp. or its designees will have acquired control of the Registrant from the Principal Shareholders.




                        SIGNATURES
                        ----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                   SEL-DRUM INTERNATIONAL, INC.




Date  November 11, 1996          /s/ Robert E. Asseltine
      -----------------       ____________________________
                              Robert E. Asseltine, Chairman
                              Of the Board and Director



Date  November 11, 1996         /s/ Brian Turnbull
      -----------------       ____________________________
                              Brian Turnbull, President, Chief
                              Executive Officer and Director